UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2025

BIT DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 463-5121

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2025, Bit Digital, Inc. (the “Company”) held a General Meeting of Shareholders (the “Meeting”). The following matter was submitted to a vote of the Company’s shareholders at the Meeting:

1. Approval of authorized share capital increase:

It is hereby resolved as an Ordinary Resolution that the Company’s authorized share capital be increased from US$3,500,000 divided into 340,000,000 Ordinary Shares of US$0.01 each and 10,000,000 Preference Shares of US$0.01 each to US$10,100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each and 10,000,000 Preference Shares of US$0.01 each

At the Meeting, a total of 106,894,178 ordinary shares of the Company (the “Ordinary Shares”) and 1,000,000 Preference Shares (with 50 million votes) voted in person or by proxy, out of 319,965,103 outstanding Ordinary Shares and 1,000,000 Preference Shares entitled to vote at the Meeting. This constituted the required quorum under Cayman Islands’ law. Set forth below is the number of votes cast for, against, abstentions, and voting percentages as to each matter.

2. To approve the adoption of the resolution to increase authorized share capital:

For	Against	Abstain	% Votes Affirmative
104,463,587	50,525,969	1,904,622	66.7%

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Item 99.1	Director’s Certificate dated September 25, 2025 evidencing passage of shareholder resolution at September 25, 2025 General Meeting.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2025	Bit Digital, Inc.
(Registrant)

	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

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